UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                            FOAMEX INTERNATIONAL INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                              [FOAMEX LOGO OMITTED]



                            FOAMEX INTERNATIONAL INC.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061

Dear Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2002 Annual Meeting of Stockholders of Foamex International Inc. (the "Company"), which will be held on Wednesday, June 5, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters, 1000 Columbia Avenue, Linwood, Pennsylvania. All holders of the Company's outstanding common stock as of April 19, 2002 are entitled to vote at the Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. The Company's Directors and Officers will be present at the Annual Meeting to respond to any questions you may have.

It is important that your stock be represented at the Annual Meeting. Beginning this year, you may vote your proxy by telephone, Internet or by mail. Voting instructions are included on the enclosed proxy card.

                                                    Very truly yours,


                                                    /s/ Marshall S. Cogan

                                                    MARSHALL S. COGAN
                                                    CHAIRMAN OF THE BOARD

APRIL 30, 2002

                            FOAMEX INTERNATIONAL INC.
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 5, 2002
                              --------------------

       The Annual Meeting of Stockholders of Foamex International Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, on Wednesday, June 5, 2002, at 10:00 a.m., local time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

          (a) To elect nine directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          (b) To consider and act upon a proposal to amend and restate the Foamex International Non-Employee Directors Compensation Plan (the "Existing Plan") to (i) expand the individuals who are eligible to participate in the Existing Plan to include employees,  employee-directors,  and  consultants to the Company,
               (ii) increase by 600,000 the number of shares of Common Stock that are available for awards under the Existing Plan, (iii) expand the types of awards that may be granted under the Existing Plan to include incentive stock options, phantom stock units and performance share units; (iv) to rename the Existing Plan the "Foamex International Inc. 2002 Stock Award Plan" and (v) make such other changes to the Existing Plan as are described in the accompanying Proxy Statement;

          (c) To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002; and

          (d) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       Holders of Common Stock of record at the close of business on April 19, 2002 (the "Record Date") are entitled to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of the Company as of the Record Date will be available for inspection during business hours through June 4, 2002, at the Company's offices, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, and will also be available for inspection at the Annual Meeting.

       Your vote is important. The Company encourages you to vote your proxy by telephone, Internet or mail. A toll-free number and web site address are included on your proxy card. If you elect to vote by mail, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope which has been provided for your convenience and which requires no postage if mailed in the United States. Any stockholder present at the Annual Meeting may revoke his or her proxy, and vote personally on all matters brought before the Annual Meeting.

                                    By Order of the Board of Directors,

                                    /s/ Gregory J. Christian

                                    GREGORY J. CHRISTIAN
                                    VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND
                                    ASSISTANT SECRETARY

                            FOAMEX INTERNATIONAL INC.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061
                             ----------------------

                                 PROXY STATEMENT
                             -----------------------

                         ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foamex International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, June 5, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed to stockholders entitled to vote at the Annual Meeting commencing on or about May 8, 2002.

       Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Foamex International Inc., Investor Relations, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, (610) 859-3000. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by June 3, 2002.

Record Date and Voting of Shares

       Stockholders can ensure that their shares will be represented at the Annual Meeting by voting by proxy. To vote by proxy, stockholders may use the telephone, the Internet, or may elect to complete and mail the enclosed proxy card. Instructions for each of the voting methods are included in the enclosed proxy card. The submission of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date. The presence at the Annual Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Annual Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

       Except for the election of directors to the Board of Directors, all proposals described in this Proxy Statement require the approval of a majority of the shares of Common Stock entitled to vote and present at the meeting, either in person or by proxy. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote and present at the meeting, either in person or by proxy. Broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining a quorum, but as to any specific matter, will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will have the effect of votes against that matter. Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval. The proxy voting procedures provides stockholders the opportunity to withhold voting for any or all nominees to the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.

       The Board of Directors has fixed the close of business on April 19, 2002 as the record date (the "Record Date") for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 24,234,722 shares of common stock, par value $0.01 per share (the "Common Stock"), excluding treasury shares.

       The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum. The holders of Common Stock are entitled to one vote for each share held on the Record Date.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

       The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. The Board of Directors held 9 meetings during the year ended December 31, 2001 and acted by unanimous written consent on four occasions. No director attended fewer than 75% of the Board and applicable committee meetings scheduled during 2001.

Committees of the Board of Directors

       The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Organization Committee and the International Committee. The Company does not have a standing Nominating Committee, but currently does have a Special Nominating Committee. The principal responsibilities of each committee are described in the following paragraphs.

       Executive Committee. The Executive Committee held two meetings in 2001. It is currently comprised of Marshall S. Cogan, who serves as its Chair, and John V. Tunney. The mission of the Executive Committee is to provide executive oversight in the management of the Company and to develop the long-term goals, strategies and plans for the Company.

       Audit Committee. The Audit Committee held 27 meetings in 2001. The number of meetings during 2001 was primarily due to issues involved with the June 28, 2001 resignation of the Company's previous independent accountants and subsequent selection and retention of Deloitte & Touche LLP as the Company's new independent auditor. The Audit Committee is comprised of Raymond E. Mabus, who serves as its Chair, Virginia A. Kamsky and Steven B. Sharpe, all of whom are non-employee directors. In January 2001, Mr. Mabus was appointed to the Audit Committee as its Chair and Mr. Tunney continued to participate as a non-voting member until June 14, 2001. See "Certain Relationships and Related Transactions
- Consulting Services - Mr. Tunney." The Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for overseeing the Company's financial reporting process. The Audit Committee consults with management and the Company's independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements, and the accounting principles and auditing procedures being applied. The Audit Committee also recommends a firm of certified independent accountants to serve as the Company's independent accountants, authorizes all audit fees and other professional services rendered by the independent auditors and periodically reviews the independence of the auditors. See Appendix A and Appendix B for additional information. The Board of Directors has adopted a written Audit Committee charter. A copy of this charter was included as an appendix to the Proxy Statement for the Annual Meeting of Stockholders held in 2001.

       Compensation and Organization Committee. On August 3, 2001, the Company's Board of Directors established the Compensation and Organization Committee, and it is currently comprised of Stuart J. Hershon, who served as its Chair until April 25, 2002, Virginia A. Kamsky and John C. Culver. On April 25, 2002, Ms. Kamsky succeeded Dr. Hershon as Chair. The Compensation and Organization Committee represented the combination of two previous committees, the Stock Option Committee and the Compensation Committee. The Compensation and Organization Committee reviews and recommends awards under the Foamex International Inc. 1993 Stock Option Plan, as amended (the "1993 Stock Option Plan"). Subsequent to August 3, 2001, the Compensation and Organization Committee held four meetings. Prior to August 3, 2001, the Stock Option Committee held one meeting and acted by once by unanimous written consent and the Compensation Committee held two meetings and acted by once by unanimous written consent.

       International Committee. On October 12, 2001, the Board of Directors established the International Committee in response to significant global business opportunities. The International Committee is currently comprised of Virginia A. Kamsky, who serves as its Chair, Raymond E. Mabus and John V. Tunney. The International Committee, which did not meet in 2001, and is responsible for reviewing and for recommending to the Board of Directors opportunities for investments, acquisitions, alliances and other international growth opportunities.

       Special Nominating Committee. The Special Nominating Committee held two meetings in 2001. It is currently comprised of Robert J. Hay, who serves as its Chair, Stuart J. Hershon and Virginia A. Kamsky. The Special Nominating Committee makes recommendations to the Board of Directors concerning nominees for election as directors. The composition of the Special Nominating Committee and the criteria for the "independence" of the nominees were established in the settlement of certain shareholder litigation described in the Company's Annual Report on Form 10-K for 2001.

Compensation of Directors

       Currently, there are two employee directors. Compensation in 2001 for non-employee directors included the components listed below.

       Annual Retainer - $50,000 half of which is payable in Common Stock.

       Meeting Fees - $1,000 for each board or committee meeting attended in person. Effective May 1, 2001, the meeting fee structure was modified to increase the in-person meeting fee to $1,500 and provide for a $750 per telephonic conference call meeting fee.

       Committee Chair Fee - $10,000 half of which is payable in Common Stock.

       Stock Option Grants - non-employee directors receive annual grants of 10,000 options to purchase Common Stock of the Company. Steven B. Sharpe and John C. Culver received a pro rata allocation for 2001. The options vest at a rate of 20% per year over a five-year period, and expire in ten years. These option grants include an exercise price equal to the fair market value of a share of Common Stock on the grant date.

       Travel Expenses - reimbursement for reasonable out of pocket expenses in connection with travel to and attendance at board and committee meetings, and other corporate business.

       International Committee 2001 Compensation - International Committee members Virginia A. Kamsky and Raymond E. Mabus each received a one-time grant of 20,000 options under the 2001 Equity Incentive Plan for Non-Employee Directors. The options included the same vesting and expiration periods as discussed above and were issued with an exercise price equal to the fair market value of a share of Common Stock on the grant date. Meeting fees, discussed above, are not paid for this committee.

       Audit Committee 2001 Compensation - Audit Committee members received additional compensation in 2001. The compensation was in consideration of the additional responsibilities as a result of the independent auditor transition in 2001. Raymond E. Mabus (Chair) received $25,000 and Virginia A. Kamsky and Steven B. Sharpe each received $17,500.

                              ELECTION OF DIRECTORS

       Nine directors have been nominated by the Board of Directors for election and to serve in such capacity for a term of one year until the 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Except for John C. Culver, Julie Nixon Eisenhower and S. Dennis N. Belcher, who were elected as directors of the Company by the Board of Directors, all directors were elected at the 2001 Annual Meeting of Stockholders. Steven B. Sharpe will not stand for election to the Board of Directors on June 5, 2002.

       Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board of Directors to vote FOR the nine nominees whose biographies are set forth below. If events not now known or anticipated make any of the nominees unable to serve, the proxies will be voted, at the discretion of the holders thereof, for other nominees supported by the Board of Directors in lieu of those unable to serve.

Name                            Age and Biographical Information
MARSHALL S. COGAN               Marshall S. Cogan,  64, has been the  Chairman of the Board of the Company  since March
                                1999.  Mr.  Cogan  served as Chairman of the Board and Chief  Executive  Officer of the
                                Company from its  inception in September  1993 to May 1997 and served as Vice  Chairman of the Board of the Company  from May 1997 until March 1999.  Mr.  Cogan served as Vice
                                Chairman  of the board of Foamex L.P.  from May 1997 until March 1999,  and also serves as an officer and director of various  subsidiaries  of the Company,  including  Foamex and FMXI,  Inc. Mr. Cogan was the principal  stockholder,  Chairman or  Co-Chairman  of the Board and Chief Executive Officer of Trace International  Holdings,  Inc. ("Trace")
                                from 1974  until  January  2000.  Mr.  Cogan was a  director  of Trace  Foam Sub,  Inc.
                                ("Trace  Foam")  from March  1995  until  January  2000.  Trace Foam is a  wholly-owned subsidiary  of Trace.  On July 21,  1999,  Trace and Trace  Foam  filed  petitions  for relief  under  the  Bankruptcy  Code in the  United  States  Bankruptcy  Court  for the
                                Southern  District  of New York.  Mr.  Cogan  served as  Chairman  and Chief  Executive
                                Officer of United  Auto Group,  Inc.  from April 1997 to May 1999.  Mr.  Cogan has also served as Chairman and Director of other companies  formerly owned by Trace,  including
                                Color Tile, Inc., Knoll  International  Inc. and  Sheller-Globe  Corporation.  Prior to
                                forming  Trace,  Mr. Cogan was a senior partner at Cogan,  Berlind,  Weill & Levitt and subsequently  CBWL-Hayden  Stone, Inc.  Additionally,  Mr. Cogan serves on the Board of
                                Directors of the American  Friends of the Israel Museum and on the Board of Trustees of
                                The Museum of Modern  Art,  the Boston  Latin  School and New York  University  Medical
                                Center.  Mr. Cogan also serves on several committees of Harvard University.

JOHN V. TUNNEY                  John V.  Tunney,  67, has been a director  of the  Company  since May 1994 and the Vice
                                Chairman of the Company  since  August 2001.  Mr.  Tunney has served as Chairman of the
                                Board of Foamex Asia since  March 1997 and also serves as the  Chairman of the Board of
                                Foamex  Mexico,  Inc. Mr. Tunney has been  Chairman of the Board of  Cloverleaf  Group,
                                Inc., an investment company,  since 1981, Chairman of the UCLA Hammer Museum of Art and
                                President of JVT Consulting  Inc. since 1997. Mr. Tunney served as a U.S.  Senator from the State of  California  from 1971 until  1977.  Prior to his U.S.  Senate  term,  Mr.
                                Tunney served as a member of Congress  from the 38th  district of California  from 1965 until  1971.  Mr.  Tunney  currently  serves as a member of the Board of  Directors  of
                                Swiss Army Brands, Inc.

ROBERT J. HAY                   Robert J. Hay, 76, has been the Chairman  Emeritus and a director of the Company  since its  inception in  September  1993.  Mr. Hay serves as a director of Foamex  Asia.  Mr.
                                Hay served as Chairman  and Chief  Executive  Officer of Foamex L.P.  from January 1993 until  January  1994.  Mr. Hay was  President of Foamex L.P. and its  predecessor  from
                                1972 through  1992.  Mr. Hay began his career in 1948 as a chemist  with The  Firestone
                                Tire and Rubber Company.

S. DENNIS N. BELCHER            S. Dennis N. Belcher,  61, has been a director of the Company  since April 2002.  After
                                30 years with The Bank of Nova Scotia,  Mr. Belcher recently retired.  From 2000 to his retirement,  Mr. Belcher was a member of the Bank's  Management  Committee,  serving as
                                Executive Vice President Credit and Risk Management,  and Chairman of the Senior Credit
                                Committees for Investment Banking,  Corporate Banking,  Canadian Commercial Banking and
                                Retail  Banking.  From  1991  to  2000,  Mr.  Belcher  was  Executive  Vice  President,
                                Investment  Banking  Credit and Credit  Policy,  Market  Risk  Management  and  Special
                                Accounts  Management.  From the time he joined  The Bank of Nova  Scotia in 1972  until
                                1991, Mr. Belcher held a number of increasingly senior management  positions.  Prior to joining The Bank of Nova Scotia,  Mr.  Belcher held  increasingly  senior  positions at
                                Barclays  Bank Ltd.  and a  predecessor  bank.  Mr.  Belcher  currently  serves as Lead
                                Director of Consumers  Packaging  Inc. and Director of Care Canada  Global  Development
                                Group.




                                       4

JOHN C. CULVER                  John C.  Culver,  69, has been a director  of the Company  since  October  2001.  Since
                                1981,  Senator Culver has been a senior  partner at Arent Fox Kintner  Plotkin & Kalen,
                                PLLC,  a law firm in  Washington  D.C.  He was a member  of the U.S.  Senate  from 1975 until 1981 and served on the Armed Services  Committee and chaired the  Subcommittee on
                                Research and  Development.  For ten years  beginning in 1965, he represented the Second
                                District of Iowa in the U.S. House of  Representatives,  where he served on the Foreign
                                Affairs Committee and chaired the Subcommittee on Foreign Economic Policy.

JULIE NIXON EISENHOWER          Julie Nixon  Eisenhower,  53, has been a director of the Company since  December  2001.
                                Ms.  Eisenhower  is an editor,  author of  several  books and  public  speaker  who has lectured  extensively  throughout  the  United  States.  She serves on the board of the
                                Richard Nixon  Presidential  Library and in an advisory capacity at the Nixon Center, a bipartisan  foreign policy think tank in Washington,  D.C. She also serves on the board of Jobs for America's Graduates, an organization that helps at-risk youth.

STUART J. HERSHON               Stuart J. Hershon,  64, has been a director of the Company  since  December  1993.  Dr.
                                Hershon  was a member of the Board of  Directors  of Trace  from  April  1986 until May
                                1994. Dr. Hershon is a board certified,  practicing  orthopedic  surgeon at North Shore
                                University Hospital and at Columbia  Presbyterian  Medical Center in New York, where he is an assistant  clinical  professor of orthopedic  surgery.  Dr. Hershon has practiced medicine at North Shore  University  Hospital  since 1970 and at Columbia  Presbyterian
                                Medical  Center since 1989.  Dr.  Hershon has served as orthopedic  consultant and team physician for certain New York area professional sports teams.

VIRGINIA A. KAMSKY              Virginia A. Kamsky,  48, has been a director of the Company since  December  2000.  Ms.
                                Kamsky founded Kamsky  Associates,  Inc., a New York and Beijing based consulting firm.
                                She has  served as the chief  executive  officer  and  chairman  of the board of Kamsky
                                Associates,  Inc.  since  1980.  Ms.  Kamsky  began her  career at Chase Bank where she served as a credit and lending  officer in Tokyo,  New York and Beijing.  Ms. Kamsky is a member of the  Council  on  Foreign  Relations  and is a  director  and member of the executive  committee of the National Committee on U.S.-China  Relations.  She also is a member of the  Advisory  Committee  for  AmeriCares,  and a  founding  governor  of the
                                American  Chamber of Commerce in Beijing.  She serves as a member of the  University of
                                Richmond  Board of  Trustees  and has  served on the  Board of  Trustees  of  Princeton
                                University, including its Executive and Finance Committees.

RAYMOND E. MABUS                Raymond E. Mabus,  53, has been a director of the Company  since  September  2000.  Mr.
                                Mabus served as U.S.  ambassador  to the Kingdom of Saudi Arabia from 1994 to 1996.  In
                                1987,  he was elected  governor  of  Mississippi  and served  from 1988 to 1992.  After leaving  public  service  in 1996,  he joined  the board of  directors  of an  employee training  service  called  International  Management &  Development  Group,  Ltd.,  now
                                operating  as the Global  Resources  Division of  Frontline  Group,  Ltd. Mr. Mabus has
                                been the President of Global  Resources  Division  since 1998. He is also active in the family timber business and is of counsel to the law firm of Baker, Donelson,  Bearman &
                                Caldwell.  Mr. Mabus serves on the Board of Directors of Kroll Inc. and Friede  Goldman
                                Halter, Inc., and serves on a number of civic boards.


       The Board of Directors unanimously recommends a vote "FOR" election of each of the nominees listed above.

                 OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of April 19, 2002, regarding the beneficial ownership of Common Stock by (i) each stockholder who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder has (i) sole voting and investment power with respect to such stockholder's shares of stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to such stockholder's shares of stock.

Name and Address of Beneficial Owners                                      Beneficial Ownership (1) (2)
-------------------------------------                         ----------------------------------------------------------
                                                                   Number of Shares         % of Class Outstanding
The Bank of Nova Scotia (3)                                            5,750,426                   23.7
44 King Street West
Scotia Plaza, 8th Floor M5H 1H1
Toronto, Ontario, Canada

Rus, Inc. (4)                                                          2,684,903                   11.1
Avenue des Pleiades 15
B -1200
Brussels, Belgium

Societe Generale de Belgique                                           1,592,671                    6.6
Rue Royale 30
1000
Brussels, Belgium

Stephens Inc. (5)                                                      1,241,700                    5.1
111 Center Street
Little Rock, Arkansas 72201

Marshall S. Cogan (6)                                                  1,932,972                    7.5

Robert J. Hay                                                             20,626                    *

S. Dennis N. Belcher                                                           -                    *

John C. Culver                                                             3,824                    *

Julie Nixon Eisenhower                                                     3,804                    *

Stuart J. Hershon (7)                                                     28,409                    *

Virginia A. Kamsky                                                        10,571                    *

Raymond E. Mabus                                                          11,169                    *

Steven B. Sharpe                                                           8,034                    *

John V. Tunney (8)                                                        24,873                    *

Thomas E. Chorman                                                          1,000                    *

Theodore J. Kall (6)                                                      12,400                    *

Pratt W. Wallace, Jr. (6)                                                 37,200                    *

All executive officers and directors as a group                        2,246,163                    8.7
(20 persons) (2)(6)(7)(8)
------------------

* Less than 1%.



                                       6

(1) Each named person is deemed to be the beneficial owner of securities which may be acquired within 60 days of April 19, 2002 through the exercise of options and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person, except as noted.

(2) The above table includes shares of the Company's Common Stock held by officers and directors under the Company's 401(k) plan.

(3) The Bank of Nova Scotia also owns 15,000 shares of Series B Preferred Stock of the Company, which represents 100% of the outstanding shares of that class. Series B Preferred Stock is non-voting and non-redeemable, and each share is convertible into 100 shares of the Company's Common Stock. The conversion feature is only available if the conversion would not trigger a "change of control" event, as defined in certain of the Company's debt instruments.

(4) Rus, Inc. is a subsidiary of Recticel, a European polyurethane foam manufacturer and whose subsidiary was a former partner of Foamex L.P.

(5) Stephens Inc. is a registered broker-dealer, and the number of indicated shares represents 1,179,700 shares of Common Stock owned by Stephens Inc. for its own account and 62,000 shares of Common Stock held in discretionary or advisory accounts for clients. Stephens Inc. has shared power of disposition, but no voting power and no economic interest, with respect to shares of Common Stock held in client advisory accounts. Stephens Group, Inc. is a parent of Stephens Inc. and has shared power of voting and of disposition with respect to shares of Common Stock owned by Stephens Inc. for its own account. In addition to the number of shares of Common Stock reported in the table, principals of Stephens Inc. and Stephens Group, Inc. own 172,700 shares of Common Stock, over which Stephens Inc. and Stephens Group, Inc. have no voting power or dispositive power. All information relating to the beneficial ownership of Common Stock by Stephens Inc. was taken from a Schedule 13G filed with the Securities Exchange Commission on February 14, 2002.

(6) Includes shares of Common Stock issuable upon exercise of options granted under the Company's 1993 Stock Option Plan, which have vested or will vest within 60 days. In the above table, (i) 517,933 of such shares have been included for Mr. Cogan, (ii) 7,000 shares of such shares have been included for Mr. Tunney, (iii) 8,400 of such shares have been included for Mr. Kall, (iv) 32,200 of such shares have been included for Mr.
       Wallace and (v) 677,908 of such shares have been included for all executive officers and directors as a group.

(7) Includes 12,571 shares of Common Stock held in the name of Dr. Hershon's wife and 1,075 shares of Common Stock held in a trust of which Dr. Hershon is the sole trustee.

(8) Includes 10,000 shares of Common Stock held in a trust of which Mr. Tunney serves as a co-trustee.

                               EXECUTIVE OFFICERS

       The following table sets forth the name, age and position or positions held by each executive officer of the Company, as of April 19, 2002.

Name                           Age          Position(s) Held
----                           ---          ----------------
Marshall S. Cogan              64           Chairman of the Board
John V. Tunney                 67           Vice Chairman
Peter W. Johnson               54           President and Chief Operating Officer
Thomas E. Chorman              47           Executive Vice President, Chief Financial Officer and
                                               Chief Administrative Officer
Donald J. Crawford             49           Executive Vice President, Foam Products (Eastern Region)
Lawrence G. Davenport          60           Executive Vice President, Information Technology
Stephen Drap                   51           Executive Vice President, Technical Products
Theodore J. Kall               61           Executive Vice President and President, Foamex Carpet
Darrell Nance                  49           Executive Vice President, Foam Products (Western Region)
James T. Van Horn              56           Executive Vice President, Human Resources
Arthur H. Vartanian            48           Executive Vice President, Automotive Products
Pratt W. Wallace, Jr.          42           Executive Vice President, Manufacturing Operations

       Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. A brief biography of each executive officer of the Company is provided below (other than Messrs. Cogan and Tunney whose biographies are included above under "Directors").

       Peter W. Johnson has been the President and Chief Operating Officer since December 2001. Mr. Johnson spent over 32 years in increasingly senior management positions at ICI plc, a leading global chemicals group. His most recent positions included President of Uniqema Americas, an ICI plc unit specializing in surfactants and oleochemical derivatives and Regional Director of ICI's polyester films business in Asia, based in Tokyo. Mr. Johnson also served on the Board of Directors of ICI Americas, Inc., a wholly-owned subsidiary of ICI plc until June 30, 2001.

       Thomas E. Chorman has been Executive Vice President and Chief Financial Officer since September 2001 and Chief Administrative Officer since December 6, 2001. From November 2000 until he joined the Company, Mr. Chorman was the Chief Financial Officer of Ansell Healthcare Inc., a global manufacturer of medical and industrial products. From 1997 to 2000, Mr. Chorman was Vice President, Finance and Chief Financial Officer of the Worldwide Floor Products division of Armstrong World Industries, Inc. Mr. Chorman worked at The Procter & Gamble Company from 1984 to 1997 in various financial positions, most recently as Chief Financial Officer for Corporate New Ventures and Category Finance Manager for Pringles and Duncan Hines.

       Donald J. Crawford has been Executive Vice President, Foam Products (Eastern Region) since March 2002. Prior to joining the Company, Mr. Crawford served as President of the Global Resins Business Unit of the McWhorter Technologies Division of the Eastman Chemical Company from January 1999 until July 2001. From 1996 until 1999, Mr. Crawford was the General Manager of the Water Management Division of BetzDearborn.

       Lawrence G. Davenport has been Executive Vice President, Chief Information Officer since May 1999. Prior to joining the Company, Mr. Davenport served as Vice President and Chief Information Officer of Safety-Kleen Corp., which was a recycling and waste management concern, from 1995 to 1998, where he was responsible for the strategic and tactical direction for information processing. Prior to that, Mr. Davenport was Senior Vice President, Information Services for JB Hunt Transport, Inc.

       Stephen Drap has been Executive Vice President, Technical Products since March 1998. Mr. Drap served as Vice President, Manufacturing and Customer Service, Technical Products from July 1997 until March 1998. Prior to that, Mr. Drap held various management positions since joining the Company in 1980.

       Theodore J. Kall has been Executive Vice President and President, Foamex Carpet since January 2001. During 2000, Mr. Kall was a consultant to the Company and to the carpet cushion industry. Mr. Kall previously worked for the Company from 1995 to 1999 as President of the carpet cushion business and from 1993 to 1995 as National Accounts Manager for the carpet cushion business.

       Darrell Nance has been Executive Vice President, Foam Products (Western Region) since March 1998. From 1995 to 1997, Mr. Nance served as Vice President and General Manager of West Coast Operations of Crain Industries, Inc. ("Crain"), a polyurethane foam manufacturer. From 1994 to 1995, Mr. Nance served as Vice President of Operations, West Coast Operations of Crain. From 1986 to 1994, Mr. Nance served as General Manager of Crain Western.

       James T. Van Horn has been Executive Vice President, Human Resources since December 2001 and was Senior Vice President, Human Resources since joining the Company in January 2000. Prior to that, Mr. Van Horn was with Unisys
Corporation for 21 years, holding a number of positions of increasing responsibility, most recently as Corporate Director, Performance Management for Worldwide Human Resources.

       Arthur H. Vartanian has been Executive Vice President, Automotive Products since February 2000. Prior to joining the Company, Mr. Vartanian held a number of executive positions over an 18-year career with Lear Corporation, most recently as Vice President Operations, Chrysler Division.

       Pratt W. Wallace, Jr. has been Executive Vice President of Manufacturing Operations since January 2002 and Executive Vice President, Foam Products (Eastern Region) from January 1999 until January 2002, and was Executive Vice President, Manufacturing Technology from March 1998 until January 1999. From
1997 until joining the Company, Mr. Wallace served as Vice President of the Southeast region of Crain. From 1993 to 1997, Mr. Wallace served as the General Manager of Crain's Newnan, Georgia facility.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation

       The following Summary Compensation Table contains information concerning annual and long-term compensation provided to each Chief Executive Officer during 2001 and each of the four next most highly compensated executive officers of the Company as of the end of 2001 (collectively, the "Named Executive Officers").

                         Summary Compensation Table (1)
                                                                              Long-Term
                                       Annual Compensation            Compensation Awards
                                                                       Securities Underlying         All Other
Name and Principal Position      Year       Salary      Bonus               Options/SARs         Compensation
---------------------------      ----    ----------- ----------       -------------------------- ------------
Marshall S. Cogan (5)             2001    $850,000    $127,500               350,000                 $403,400
  Chairman of the Board           2000     850,000     100,000               107,000                       --
                                  1999     850,000          --                    --                       --

John Televantos (3) (6)           2001    $457,981    $100,000               450,000               $1,539,138
  President and Chief             2000     342,865     100,000                86,000                    2,387
  Executive Officer               1999     161,539     185,000               100,000                    1,600

John G. Johnson, Jr. (2) (7)      2001    $102,135    $     --                    --               $1,617,199
  President and Chief             2000     558,500     110,740               107,000                       --
  Executive Officer               1999     392,308     250,000               750,450                    3,200

Thomas E. Chorman (4)             2001    $106,346    $461,585               100,000                  $22,250
  Executive Vice President,
  Chief Financial Officer and
  Chief Administrative Officer

Theodore J. Kall (8)              2001    $287,308    $300,000                45,000                 $108,307
  Executive Vice President,       2000          --          --                    --                       --
  President Carpet Cushion        1999     175,000          --                    --                       --

Pratt W. Wallace, Jr. (9)         2001    $255,289    $ 28,000                47,500                  $15,910
  Executive Vice President,       2000     199,165      50,000                43,000                    1,684
  Manufacturing Operations        1999     175,659     134,041                10,000                    1,600
------------------

(1) Because none of the Named Executive Officers received (i) perquisites in excess of the lesser of $50,000 or 10% of their reported salary and bonus,
     (ii) any other annual compensation required to be reported, (iii) LTIP payouts or (iv) any restricted stock awards, information relating to "Other Annual Compensation", "LTIP Payouts" and "Restricted Stock Awards" is inapplicable and has therefore been omitted from the table.

(2) Mr. J. Johnson commenced his employment with the Company as Chief Executive Officer on March 16, 1999 and resigned on January 30, 2001.

(3) Mr. Televantos commenced his employment with the Company on June 14, 1999, became Chief Executive Officer on January 30, 2001 and resigned on December 6, 2001.

(4) Mr. Chorman commenced his employment with the Company on September 4, 2001. See the discussion below concerning his employment offer agreement. The amount reported in All Other Compensation in 2001 includes relocation expenses.



                                       10

(5) The amount reported in All Other Compensation in 2001 included the Company's matching contribution of $3,400 to the Company sponsored 401(k) plan and $400,000 of premiums paid by the Company for split-dollar life insurance coverage.

(6) The amount reported in All Other Compensation in 2001 included the Company's matching contribution of $3,400 to the Company sponsored 401(k) plan, severance of $1,500,000 (paid in 2001 $28,846), realized income of $31,345 resulting from the exercise of stock options and $4,393 of premiums paid by the Company for split-dollar life insurance coverage. The amount reported in All Other Compensation in 2000 and 1999 represented the Company's matching contribution to the Company's sponsored 401(k) plan.

(7) The amount reported in All Other Compensation included severance of $1,315,000 (paid in 2001 $815,000) and realized income of $302,199 resulting from the exercise of stock options. The amount reported in All Other Compensation in 1999 represented the Company's matching contribution to the Company's sponsored 401(k) plan.

(8) The amount reported in All Other Compensation in 2001 included severance payments of $36,346 related to Mr. Kall's previous employment and $71,961 of premiums paid by the Company for split-dollar life insurance coverage.

(9) The amount reported in All Other Compensation in 2001 included the Company's matching contribution of $1,700 to the Company sponsored 401(k) plan and $14,210 of premiums paid by the Company for split-dollar life insurance coverage. The amount reported in All Other Compensation in 2000 and 1999 represented the Company's matching contribution to the Company's sponsored 401(k) plan.

       Marshall S. Cogan

       On January 1, 1999, the Company entered into an employment agreement with Marshall S. Cogan, Chairman of the Board and Chairman of the Executive Committee of the Company. The agreement provides for an initial employment term commencing on January 1, 1999 and continuing until December 31, 2000, which term is automatically extended an additional day on each day of the initial term and on each day thereafter until either Mr. Cogan or the Company provides notice of termination. The employment agreement provides that Mr. Cogan will receive an annual salary at the rate of $850,000 per annum with increases, if any, as may be approved by the Board. Mr. Cogan is also eligible, but not entitled, to receive any annual bonuses, which may be determined by the Board. Also, Mr. Cogan will participate in certain employee benefit plans and receive certain other perquisites. The employment agreement automatically terminates upon the death or continued disability of Mr. Cogan, and the agreement may be terminated by the Company or Mr. Cogan at any time. Upon termination of the employment agreement by the Company without "just cause" or by Mr. Cogan with "good reason" (which term includes change in control events), the Company will be required to pay Mr. Cogan, in addition to any amounts earned but not yet paid, the amount of his then current base salary for a period of 24 months. Additionally, Mr. Cogan would be entitled to continue to receive any health care or insurance benefits for a period of 24 months. The employment agreement prohibits Mr. Cogan from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provides that for a period of one year following his termination date, Mr. Cogan may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employees, customers or clients of the Company.

       On June 29, 2001, the Company's Board of Directors approved the key economic terms to be included in an amendment to the January 1, 1999 employment agreement, discussed above. The amendment was signed on December 31, 2001, and included provisions for post-employment consulting services for up to 20 hours per month beginning at retirement specified at age 68 and ending on the date Mr. Cogan attains age 71.

       Thomas E. Chorman

       On August 4, 2001, the Company entered into an employment offer agreement with Thomas E. Chorman, Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The agreement provides for a base salary of $350,000 and target incentive compensation of 70% of the base salary. For 2001, he received a guaranteed bonus of $81,585. His agreement provided for a total sign-on bonus of $180,000 with $100,000 payable in 2001 and $80,000 in 2002. In addition, Mr. Chorman is entitled to a $200,000 payment as of December 31, 2001 (payable in 2002), in lieu of a grant of certain performance shares.

       As of the first day of employment, September 4, 2001, Mr. Chorman received 100,000 options to purchase Foamex Common Stock under the terms of the 1993 Stock Option Plan. The options vest over five years at a rate of 20,000 options per year, have a term of 10 years and were granted with an exercise price equal to the fair market value of a share of Common Stock on the grant date.

       Other benefits included in the agreement included participation in the Company's Executive Split Dollar Life Insurance Program that provides for coverage at three times annual salary during employment and two times annual salary during retirement. On April 8, 2002, the Compensation and Organization Committee approved certain change in control provisions for Mr. Chorman, which are consistent with those included in the agreement with Mr. Cogan, discussed above.

       Former Employees

       In connection with the resignation of Mr. Televantos on December 6, 2001, the Company entered into a termination agreement (the "Televantos Termination and Release Agreement"), which terminated the employment agreement Mr. Televantos entered into with the Company on January 29, 2001, discussed below. The Televantos Termination and Release Agreement provides for the payment to Mr. Televantos of $1,500,000 to be paid ratably over 36 months, commencing on December 6, 2001. As of December 6, 2001, Mr. Televantos had exercisable options to purchase 57,200 shares of Common Stock. Pursuant to the Televantos Termination and Release Agreement, the period to exercise these options was extended to June 4, 2002 and all of his other options to purchase Common Stock, discussed below, were cancelled as of December 6, 2001. In addition, Mr. Televantos will continue to receive certain health care benefits for up to 18 months. The Televantos Termination and Release Agreement prohibits Mr. Televantos from disclosing any confidential information of the Company. For a three-year period following his termination date, Mr. Televantos may not become an employee of and/or provide any services to a competing business (as defined in the agreement). Additionally, until December 5, 2002, Mr. Televantos is not permitted to solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employees, customers or clients of the Company.

       On May 21, 1999, the Company entered into an employment agreement with Mr. Televantos in connection with his hiring as the President of the Company's Foam Business Group. The agreement provided for an initial term of two years and was automatically renewable for additional one-year terms, commencing May 21, 2000, unless notice of intent to not extend the term of the agreement is given by either party. In connection with Mr. Televantos's appointment as President and Chief Executive Officer of the Company, the employment agreement was amended, effective as of January 29, 2001. The amended employment agreement provided that Mr. Televantos would receive an annual salary of at least $500,000 per annum, subject to annual review by the Compensation Committee of the Board of Directors. In addition, Mr. Televantos was eligible to earn an annual target bonus of up to 100% of his salary; the actual amount of the bonus to be based on the attainment of certain performance targets. Mr. Televantos also participated in certain employee or executive benefit plans and received certain other perquisites.

       The amended employment agreement further provided for the grant by the Company to Mr. Televantos during 2001 of options to purchase 50,000 shares of Common Stock, which vested at a rate of 10,000 options per year. Mr. Televantos was granted options to purchase 100,000 shares of Common Stock on February 23, 2001, one-third of which were to vest on each of the third, fourth, and fifth anniversaries of the grant date. Additionally, Mr. Televantos was granted options to purchase 200,000 shares of Common Stock on February 23, 2001 (the "Performance Options"), which were to begin to vest no earlier than the third anniversary of the grant date. All of these options included an exercise price equal to the fair market value of a share of Common Stock on the grant date and accelerated vesting provisions in the event of "change in control" transactions and certain termination events.

       In connection with the resignation of Mr. John Johnson on January 30, 2001, the Company entered into a termination agreement (the "Johnson Termination and Release Agreement"), which terminated the employment agreement Mr. J. Johnson entered into with the Company on March 16, 1999. The Johnson Termination and Release Agreement provided for the payment to Mr. Johnson of (1) $815,000, less applicable withholding and deductions and (2) $500,000, less applicable withholding and deductions to be paid over a six month period commencing on February 1, 2002. The option to purchase 375,225 shares of Common Stock granted on April 20, 1999, discussed below, was modified to extend the scheduled expiration date of 250,000 shares through January 31, 2006. The option to acquire 375,225 shares of Common Stock granted on March 29, 1999, discussed below, and the remainder of the options granted on April 20, 1999, became fully vested as of January 30, 2001 and remained exercisable through January 31, 2002. Both the option to acquire 53,500 shares of Company Common Stock granted on April 26, 2000 and the option to acquire 53,500 shares of Company Common Stock on August 4, 2000 expired on January 30, 2001. Additionally, Mr. Johnson will continue to receive certain health care or insurance benefits through July 2002. The Johnson Termination and Release Agreement prohibits Mr. Johnson from disclosing any confidential information of the Company. Until January 29, 2002, Mr. Johnson was not permitted to solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employees, customers or clients of the Company.

       On March 16, 1999, the Company entered into an employment agreement with Mr. J. Johnson in connection with his hiring as President and Chief Executive Officer of the Company. The agreement provided for an initial term of two years commencing on March 16, 1999. The employment agreement provided that as compensation for all services rendered by Mr. Johnson, he would receive an annual salary at the rate of at least $500,000 per annum, subject to annual review by the Compensation Committee of the Board. Mr. Johnson was entitled to earn an annual bonus of up to $500,000; the actual amount of the bonus was based on the attainment of certain performance targets for that year. Also, Mr. Johnson participated in certain employee or executive benefit plans and received certain other perquisites, including an automobile lease allowance. Mr. Johnson's employment agreement further provided for the grant by the Company to Mr. Johnson of options to purchase 750,450 shares of Common Stock of the Company. On March 29, 1999, 375,225 options were granted and on April 20, 1999, another 375,225 options were granted. These options were to vest in equal installments on March 16, 2000, March 16, 2001 and March 16, 2002 and included accelerated vesting provisions in the event of "change in control" transactions and certain termination events.

1993 Stock Option Plan, As Amended

       The following table provides information on option grants in 2001 to the Named Executive Officers. No options were granted to John G. Johnson, Jr. in 2001.

                      Foamex International Option Grants in Last Fiscal Year

                     Number of       % of Total
                     Securities     Options/SARs    Exercise
                     Underlying      Granted to     or Base
                    Options/SARs    Employees in    Price       Expiration      Grant Date
                    Granted (#)     Fiscal Year     ($/Sh)      Date            Present Value (1)
                    ------------     ----------     --------    ----------      -----------------
Marshall S. Cogan     100,000           4.9%        $5.1100     04/24/11          $229,000
Marshall S. Cogan     250,000          12.2%        $7.5000     08/03/11          $837,500
John Televantos        50,000           2.4%        $5.2500     04/16/11          $118,500
John Televantos       100,000           4.9%        $7.5000     08/03/11          $335,000
John Televantos       100,000           4.9%        $5.0625     02/23/11          $252,000
John Televantos       200,000           9.7%        $5.0625     02/23/11          $456,000
Thomas E. Chorman     100,000           4.9%        $7.8800     09/04/11          $351,000
Theodore J. Kall       25,000           1.2%        $5.2500     04/16/11           $59,250
Theodore J. Kall       15,000           0.7%        $7.5000     08/03/11           $50,250
Theodore J. Kall        5,000           0.2%        $5.3125     01/09/11           $11,950
Pratt W. Wallace       25,000           1.2%        $5.2500     04/16/11           $59,250
Pratt W. Wallace       22,500           1.1%        $7.5000     08/03/11           $75,375

(1) Based on the Black-Scholes option price model. Assumptions included an expected life of three years, expected volatility of approximately 62.0%, expected dividend yield of 0% and an average risk-free interest rate of 4.40%.



Aggregate Option Values

        The following table sets forth, as of December 31, 2001, the number of options for the Company's Common Stock and the value of the unexercised options held by the Named Executive Officers.

                                                Aggregate Fiscal Year End Option/SAR Values

                             Number of Securities Underlying Unexercised        Value of Unexercised In-the-Money
                                     Options/SARs at Fiscal Year End           Options/SARs at Fiscal Year End (1)

          Name                   Exercisable            Unexercisable          Exercisable          Unexercisable

Marshall S. Cogan                   487,233                 469,767              $  452,182          $  644,810
John G. Johnson, Jr.                605,225                       -              $1,233,985          $        -
John Televantos                      40,000                       -              $   61,500          $        -
Thomas E. Chorman                         -                 100,000              $        -          $   22,000
Theodore J. Kall                          -                  45,000              $        -          $   94,187
Pratt W. Wallace                     12,600                  97,900              $   27,647          $  176,527

(1) As of December 31, 2001, the market value of the Company's Common Stock was $8.10 per share.

Pension Plans

       The Foamex L.P. Salaried Pension Plan (the "Retirement Plan") is a defined benefit pension plan that is qualified under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and in which executive officers are eligible to participate. During 2001, the Board of Directors approved the implementation of a non-qualified supplemental executive retirement plan (the "SERP") for Mr. Cogan, certain other Named Executive Officers, as well as several other senior executive officers of the Company. The SERP provides retirement benefits that supplement the retirement benefits provided under the Retirement Plan. The SERP provides retirement benefits that the Retirement Plan is unable to provide due to Internal Revenue Code limitations on pensionable earnings and benefits.

       The following table illustrates estimated annual benefits payable under the combined provisions of the Retirement Plan and the SERP for various compensation levels and periods of credited service, assuming present compensation rates at all points in the past and until Normal Retirement Date, as defined, and a constant Social Security Wage Base ($84,900 in 2002). The pension benefit amount is expressed as a life annuity with certain benefits continuing to the spouse, if applicable.

                               Pension Plan Table

                            Years of Credited Service

                     10             15               20               25               30
$200,000          $ 30,755       $ 46,133          $ 61,510         $ 76,888         $ 92,265
$300,000            48,255         72,383            96,510          120,638          144,765
$400,000            65,755         98,633           131,510          164,388          197,265
$500,000            83,255        124,883           166,510          208,137          249,765
$600,000           100,755        151,133           201,510          251,888          302,265
$700,000           118,255        177,383           236,510          295,638          354,765
$800,000           135,755        203,633           271,510          339,388          407,265
$900,000           153,255        229,883           306,510          383,137          459,765
$1,000,000         170,755        256,133           341,510          426,888          512,265

       The Retirement Plan and SERP are career pay plans. The Retirement Plan formula is 1.25% of annual compensation up to the Social Security Wage Base and 1.75% of annual compensation in excess of the Social Security Wage Base, subject to a 2002 annual compensation limit of $200,000 (as adjusted to reflect cost of living increases). The SERP formula is the same as the Retirement Plan, but includes annual compensation, including bonuses, above the 2002 annual compensation limit of $200,000. Prior to September 1, 1994, the Retirement Plan was a final average pay plan, with retirement benefits based upon earnings for the five consecutive years within the last ten years, which yielded the highest average yearly salary ("Final Average Compensation"). Annual benefit calculations under the Retirement Plan for service prior to June 1, 1994, will be the years of credited service multiplied by the sum of 2.0% of Final Average Compensation and 0.4% of Final Average Compensation in excess of the average of the Social Security Wage Bases over the 35 year period ending with the year an employee reaches age 65 (such 35 year average referred to herein as the "Covered Compensation"). For service subsequent to May 31, 1994, but before September 1, 1994, annual benefit calculations will be the years of credited service multiplied by the sum of 1.1% of Final Average Compensation and 0.4% of Final Average Compensation in excess of Covered Compensation. The actuarially determined cost of providing benefits under the Retirement Plan and SERP is provided by the Company. The participants are neither required nor permitted to make contributions.

       The estimated annual benefits under the Retirement Plan and SERP payable on retirement at normal retirement age, or immediately if the individual has reached normal retirement age, for each of the Named Executive Officers in the Summary Compensation Table and that were employees at April 19, 2002 are as follows: Mr. Cogan, $140,068; Mr. Chorman $157,903; Mr. Kall, $92,324 and Mr. Wallace, $165,147. These amounts assume the employees continue their employment with the Company at present salary and estimated bonuses until normal retirement age. The Named Executive Officers in the

Summary Compensation Table and that were employees at April 19, 2002 had been credited with years of service under the Retirement Plan as follows: Mr. Cogan,
8.83 years; Mr. Chorman, .33 years; Mr. Kall, 17.17 years; and Mr. Wallace, 3.5 years.

       During 2001, the Board of Directors authorized the Company to enter into "split dollar" life insurance arrangements with Mr. Cogan and certain other Named Executive Officers, as well as several other senior executive officers of the Company. The covered executives will receive life-time benefits and/or death benefit protection and the Company expects to recover its premium payments (without interest) following the death of each of the covered executives.

IRS Limitations

       Under the Internal Revenue Code, a participant's compensation in excess of $200,000 (as adjusted to reflect cost of living increases) is disregarded for purposes of determining pension benefits. Benefits accrued for plan years prior to 1994 on the basis of certain compensation in excess of the annual compensation limit are preserved. In addition, as required by law, the maximum annual pension payable to a participant under a qualified pension plan in 2001 was $140,000, in the form of a qualified joint and survivor annuity, although certain benefits are not subject to such limitation. Such limits have been included in the calculation of estimated annual benefit amounts listed above for each of the Named Executive Officers. In 2001, the Company adopted the SERP described above which is a non-qualified defined benefit plan designated to provide payments in excess of limits imposed by the Internal Revenue Service.

       Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee (the "Compensation Committee") and Stock Option Plan Committee (the "Stock Option Committee") on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.



              REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation and Organizational Committee's responsibilities include establishing the Company's policies governing the compensation of executive officers and other key employees of the Company. The Compensation and Organizational Committee (the "Compensation Committee") approves all elements of compensation for executive officers and certain other key employees of the Company.

Executive Compensation The Company's compensation program consists of base salary, incentive programs, stock options and employee benefits. The goal of the Company's compensation program is to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. The Company's executive compensation program is designed to align executive compensation practices with increasing the value of the Company's Common Stock and to foster adherence to, and promotion of, the Company's business mission, values, strategic goals and annual objectives. The compensation levels for certain Named Executive Officers of the Company are determined pursuant to the terms of their respective employment agreements. See "Compensation of Executive Officers". The compensation levels for the other Named Executive Officers were determined pursuant to the criteria set forth below.

The Compensation Committee annually reviews salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Compensation Committee will consider an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals as well as the Company's business plan and general economic factors. In making its decisions, and to maintain the desired levels of competitiveness and congruity with the Company's long-term performance goals, the Compensation Committee will receive input from the Company's senior management and, as appropriate, outside compensation consultants.

Base Salary The salary levels for executive officers and key employees are determined by such officer's or key employee's level of job responsibility and experience, job performance and attainment of pre-established goals. Additional consideration is given to salaries for a comparable position within the industry and the Company's ability to pay.

Bonus The Foamex  International  Inc.  Key  Employee  Incentive  Bonus Plan (the
"Bonus Plan") is administered by the Compensation Committee and provides for performance based bonuses for executives who are "covered employees" under
Section 162(m) of the Internal Revenue Code and for other key employees who are selected by the Compensation Committee for participation in the Bonus Plan. In addition, the Compensation Committee may award discretionary bonuses outside the Bonus Plan to executive officers who are "covered employees" under Section 162(m) and to other key employees of the Company.

Under the Bonus Plan, the Compensation Committee determines specific annual "performance goals" that are applicable to each covered employee and key employee who is eligible to participate in the Bonus Plan. For 2001, the performance goals were based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and the amount of the Company's net debt reduction.

For 2001, the Compensation Committee determined that the "performance goals" had not been achieved. Consequently, for 2001 no bonuses were paid under the Bonus Plan. However, as permitted by the Bonus Plan, the Compensation Committee decided to pay special discretionary bonuses outside the Bonus Plan to "covered employees" and other key employees. In deciding to pay discretionary bonuses, the Compensation Committee evaluated the performance of the Company's executive officers and key employees in light of a number of factors, including the following achievements that occurred during the year: (a) the increase in the Company's stock price of over 50%, which compared favorably to the stock performance of companies within the Company's peer group as well as the S&P 500 Index, (b) interest expense was reduced by $12 million, (c) the Company's operating performance met its debt covenants, (d) the successful acquisition and integration of General Foam, (e) the successful acquisition of additional Foamex Asia equity interests and (f) the design and implementation of Project Transformation. In awarding discretionary bonuses, the Committee also took into account the fact that the 2001 performance goals under the Bonus Plan had not been achieved because several extraordinary, non-recurring cash items, including costs relating to the change of accountants, adversely affected the Company's EBITDA and debt levels.

Options The Compensation Committee believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executive officers and other key employees only if there is an increase in stockholder value. Stock options are granted on a discretionary basis within a guideline range that takes into account the position and responsibilities of executive officers and key employees of the Company whose contributions and skills are important to the long-term success of the Company. Stock options to purchase Common Stock providing long-term incentives may be granted to executive officers or key employees of the Company with a maximum term of ten years.

In 2001, the Compensation Committee granted 2,055,500 options to purchase Common Stock to executive officers and key employees of the Company pursuant to the 1993 Stock Option Plan, including 800,000 options awarded in connection with new hires and promotions. All options granted in 2001 were granted at fair market value, are subject to a five-year vesting period and have a ten-year term.

Chief Executive Officer Mr. Televantos, who resigned on December 6, 2001, received a base salary in 2001 of $457,981 pursuant to the terms of his employment agreement. Mr. Televantos received a bonus of $100,000 in 2001. In conjunction with his resignation, Mr. Televantos entered into a Termination and Release Agreement with the Company. Mr. John Johnson was the Chief Executive
Officer until his resignation on January 30, 2001. In conjunction with his resignation, Mr. John Johnson entered into a Termination and Release Agreement with the Company. For more information, see "Compensation of Executive Officers
- Employment Agreements."

Policy Regarding Qualifying Compensation Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax-deductible remuneration paid to the chief executive officer and the four other most highly compensated executive officers of a publicly-held corporation, unless the compensation paid to such officers qualifies as "performance-based compensation" within the meaning of
Section 162(m) of the Code. The Compensation Committee believes that it is generally in the Company's best interests to attempt to structure compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the definition of "performance-based compensation" under Section 162(m) of the Code. However, the Compensation Committee has expressly reserved the authority to award non-deductible compensation if it determines that awarding such compensation is in the best interests of the Company and its stockholders.

COMPENSATION AND ORGANIZATION COMMITTEE

April 23, 2002

Stuart J. Hershon, Chair
John C. Culver
Virginia A. Kamsky


  COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation and Organization Committee is comprised entirely of non-employee directors. The Company is not aware of any executive officers of the Company who have served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors and/or Compensation and Organization Committee. See "Certain Relationships and Related Transactions - Consulting Services - Mr. Tunney" for a discussion of certain transactions between the Company and Mr. Tunney, who served as Chair of a predecessor to the Compensation and Organization Committee during part of 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The following is a summary of material transactions between the Company and our affiliates entered into or continuing since January 1, 2001. Payments to affiliates by Foamex L.P., the Company's principal operating subsidiary, and its subsidiaries in connection with any of these transactions are governed by the provisions of the indentures for Foamex L.P.'s public debt securities, which generally provide that these transactions be on terms comparable to those generally available in equivalent transactions with third parties.

Trace Promissory Notes

         Prior to 1999, Trace International Holdings, Inc. ("Trace") had borrowed $9.8 million from Foamex L.P. pursuant to the terms of two promissory notes (the "Trace Notes"). The Trace Notes were due and payable on demand or, if no demand was made, on July 7, 2001, and bear interest at 2 3/8% plus three-month LIBOR, as defined, per annum payable quarterly in arrears. Trace, which filed a petetion for relief under the U.S. Bankrupcty Code on July 21, 1999, is in default on the Trace Notes and a claim was filed for the full amount in the Trace bankruptcy proceedings. Based on its financial position, Trace may not be able to pay the aggregate outstanding amount of $9.2 million as of December 31, 2000 and December 31, 2001.

Trace Accounts Receivables

         As of December 31, 2001, operating accounts receivables from Trace were approximately $3.4 million. These accounts were fully reserved for prior to 2000 because of the financial condition of Trace.


Foamex Carpet Promissory Note

         Pursuant to a promissory note issued on February 27, 1998 (the "Foamex Carpet Promissory Note"), Foamex Carpet Cushion, Inc. ("Foamex Carpet") owed Foam Funding LLC $70.2 million. Foam Funding LLC is an indirect wholly owned subsidiary of Trace that did not file a petition in the Trace bankruptcy. Principal under that note is payable in quarterly installments that began in June 1998 with a final installment due in February 2004. Interest is based on a variable rate equal to the sum of 2.25% plus the higher of: (1) the base rate of The Bank of Nova Scotia or (2) the Federal Funds rate plus 0.5%. At the option of Foamex Carpet, interest payable under the note is convertible into LIBOR-based loans plus 3.25%. Amounts outstanding under the Foamex Carpet Promissory Note are collateralized by all of the assets of Foamex Carpet on a pari passu basis with the Foamex Carpet credit facility. During 2001, Foamex Carpet paid Foam Funding LLC approximately $3.1 million in interest and approximately $15.8 million in principal pursuant to the terms of the Foamex Carpet Promissory Note.

         The Company contributed all of the equity interests in Foamex Carpet to Foamex L.P. on March 25, 2002. As a result, Foamex Carpet became a wholly owned subsidiary of Foamex L.P. at that time. In connection with Foamex L.P.'s refinancing of its debt on March 25, 2002, it borrowed under its amended credit facility and loaned funds to Foamex Carpet to permit it to satisfy and discharge all amounts owed under the Foamex Carpet Promissory Note and cause the release of the related liens. In addition, the outstanding Foamex Carpet revolving credit facility with Citicorp USA, Inc. and The Bank of Nova Scotia was terminated and the related liens were released.

Pico Rivera Lease Between Foamex Carpet and Foam Funding LLC

         Foam Funding LLC and Foamex Carpet entered into a lease, dated as of February 27, 1998, pursuant to which Foam Funding LLC leases to Foamex Carpet the premises located in Pico Rivera, California for an initial term ending on December 31, 2004, which term may be extended for consecutive one-year periods commencing on January 1, 2005 and expiring on December 31, 2007. The lease is a net lease and Foamex Carpet has no right to terminate for any reason during the term and all expenses and impositions in connection with the premises are the obligation of Foamex Carpet. The basic, or fixed, rent is approximately $0.4 million per year. If Foam Funding LLC desires to sell or convey all or any part of the leased premises, and Foam Funding LLC obtains a bona fide arm's length written purchase offer from a third party (the "Offer"), Foamex Carpet may elect to purchase the portion of the leased premises which is the subject of the Offer on the precise terms and conditions of the Offer. Foamex Carpet also has the right (the "Option") at any time during the term to purchase all of the leased premises from Foam Funding LLC for a purchase price which is determined to be fair market value on the date of the exercise of the Option as determined by an appraisal made by two independent qualified appraisers, one selected by Foam Funding LLC and one selected by Foamex Carpet.

Foamex Credit Facility Agent Bank

         The Bank of Nova Scotia is an agent and lender under Foamex L.P.'s senior secured credit facilities and will be acting as fixed rate payor and/or will be syndicating risk participations in certain proposed interest rate swap transactions. The Bank of Nova Scotia is an affiliate of Scotia Capital (USA) Inc., an initial purchaser of Foamex L.P.'s 10 3/4% Senior Secured Notes due 2009 that were issued on March 25, 2002. The Bank of Nova Scotia and/or its affiliates received customary compensation for their services. As of April 19, 2002, The Bank of Nova Scotia and its affiliates, beneficially owned 23.7% of the outstanding shares of the Company's Common Stock and all 15,000 outstanding shares of the Company's Series B Preferred Stock (convertible into an additional 1,500,000 shares of Common Stock) that were transferred to The Bank of Nova Scotia, or its affiliates, in connection with the bankruptcy of Trace.

Consulting Services--Mr. Tunney

         Prior to his election as Vice Chairman of the Company in August 2001, John V. Tunney acted as a business advisor to the Company. In exchange for his services during 2001, Mr. Tunney or JVT Consultants, Inc., as appropriate, received a fee of $10,000 per month for services and JVT Consultants, Inc. received $10,000 per month for expenses in connection with the services, plus travel expense reimbursement while on consulting assignments for the Company. In exchange for his services during 2000, Mr. Tunney received a fee of $10,000 per month and also was awarded 25,000 options to purchase the Company's common stock, which are separate from his directorship role. The options vest at a rate of 20% per year over a five-year period, and expire in ten years. The option grant included an exercise price equal to the fair market value of a share of the common stock on the grant date. The Company maintains an apartment that is used by Mr. Tunney while on Company business. Rent expense incurred by the

Company was $0.2 million in each of 2000 and 2001. In addition, Mr. Tunney serves as the Chairman of Foamex Asia, Inc. and has a 5% interest in the value of our equity interest in the joint venture in Asia.

         In connection with certain modifications to the ownership structure and corporate governance of the Company's equity interest in a joint venture in Asia during 2001, Mr. Tunney received a $200,000 loan from the joint venture in Asia. The loan was evidenced by a 20-year non-recourse promissory note bearing interest at 4% per annum, secured by Mr. Tunney's 5% interest in the value of the Company's equity interest in the joint venture in Asia. The Company has guaranteed Mr. Tunney's obligation to the joint venture.

Technology Sharing Arrangements

         In December 1992, Foamex L.P., Recticel s.a., an indirect stockholder of the Company, and Beamech Group Limited, an unaffiliated third party, formed a Swiss corporation to develop new manufacturing technology for the production of polyurethane foam. Each of Foamex L.P., Recticel s.a. and Beamech contributed or caused to be contributed to such corporation a combination of cash and technology valued at $1.5 million, $3.0 million and $1.5 million, respectively, for a 25%, 50% and 25% interest, respectively, in the corporation. Foamex L.P., Recticel s.a. and their affiliates have been granted a royalty-free license to use certain technology, and it is expected that the corporation will license use of such technology to other foam producers in exchange for royalty payments.

Indemnification Regarding Environmental Matters

         Pursuant to an Asset Transfer Agreement (the "RFC Asset Transfer Agreement"), dated October 2, 1990, as amended, between Foamex L.P. and Recticel Foam Corporation ("RFC"), a subsidiary of Recticel s.a. (an indirect stockholder of the Company), Foamex L.P. is indemnified by RFC for any liabilities incurred by Foamex L.P. arising out of or resulting from, among other things, the ownership or use of any of the assets transferred pursuant to the RFC Asset Transfer Agreement or the conduct of the transferred business on or prior to October 2, 1990, including, without limitation, any loss actually arising out of or resulting from any events, occurrences, acts or activities occurring before October 2, 1990 or occurring after October 2, 1990 to the extent resulting from conditions existing on or prior to October 2, 1990, relating to (1) injuries to or the contraction of any diseases by any person resulting from exposure to Hazardous Substances (as defined in the RFC Asset Transfer Agreement) without regard to when such injuries or diseases are first manifested, (2) the generation, processing, handling, storage or disposition of or contamination by any waste or Hazardous Substance, whether on or off the premises from which the transferred business has been conducted or (3) any pollution or other damage or injury to the environment, whether on or off the premises from which the transferred business has been conducted. Foamex L.P. is also indemnified by RFC for any liabilities arising under Environmental Laws (as defined in the RFC Asset Transfer Agreement) relating to current or former RFC assets and for any liability for property damage or bodily harm relating to products of the transferred business shipped on or prior to October 2, 1990. This indemnification is limited after December 1993 unless the liability is covered by insurance. Foamex L.P. agreed to assume certain known environmental liabilities relating to the assets transferred by RFC to us, with an estimated remediation cost of less than $0.5 million, in exchange for a cash payment by RFC to Foamex L.P. approximately equal to the remediation cost for these environmental liabilities. During the first quarter of 2000, RFC paid Foamex L.P. approximately $0.3 million, which was owed to Foamex L.P. on December 31, 1999.

         Pursuant to the Asset Transfer Agreement, dated as of October 2, 1990, as amended, between Trace and Foamex L.P. (the "Trace Asset Transfer Agreement"), Foamex L.P. is indemnified by Trace for any liabilities incurred by Foamex L.P. arising out of or resulting from, among other things, the ownership or use of any of certain assets that were transferred pursuant to the Trace Asset Transfer Agreement or the conduct of the transferred business on or prior to October 2, 1990, including, without limitation, any loss actually arising out of or resulting from any events, occurrences, acts or activities occurring after October 2, 1990, to the extent resulting from conditions existing on or prior to October 2, 1990, relating to (1) injuries to or the contraction of any diseases by any person resulting from exposure to Hazardous Substances (as defined in the Trace Asset Transfer Agreement) without regard to when such injuries or diseases are first manifested, (2) the generation, processing, handling, storage or disposition of or contamination by any waste or Hazardous Substance, whether on or off the premises from which the transferred business has been conducted or
(3) any pollution or other damage or injury to the environment, whether on or off the premises from which the transferred business has been conducted. Foamex L.P. is also indemnified by Trace for any liabilities arising under Environmental Laws (as defined in the Trace Asset Transfer Agreement) relating to current or former Trace assets and for any liability relating to products of the transferred business shipped on or prior to October 2, 1990. As of December 31, 2001, Trace owed Foamex L.P. approximately $0.3 million pursuant to the Trace Asset Transfer Agreement, which has not been paid. A claim was filed for this amount in the Trace bankruptcy proceedings.

         Pursuant to an agreement concerning environmental liabilities at Foamex L.P.'s Morristown, Tennessee facility, dated February 29, 2000, between Foamex L.P. and RFC, Foamex L.P. is indemnified for a percentage of liabilities previously incurred and future remediation costs.

Certain Transactions Relating to the Acquisition of General Felt

       In connection with Foamex L.P.'s acquisition of General Felt Industries, Inc. in March 1993, Trace and General Felt entered into the GFI Reimbursement Agreement, pursuant to which Trace has agreed to reimburse General Felt on a pro rata basis reflecting the period of time each has occupied the facility for costs relating to the cleanup plan for a facility in Trenton, New Jersey formerly owned by General Felt. In connection with a series of transactions in February 1998, the GFI Reimbursement Agreement was assigned by General Felt to Foamex Carpet. A claim was filed in the Trace bankruptcy proceeding for approximately $0.6 million.


         APPROVAL OF THE FOAMEX INTERNATIONAL INC. 2002 STOCK AWARD PLAN

         General. On August 3, 2001, the Company's stockholders approved the Foamex International Inc. Non-Employee Directors Compensation Plan (the "Existing Plan"). Under the Existing Plan, 1,500,000 shares of Common Stock of the Company ("Shares") were reserved for awards under the Existing Plan, and, as of April 19, 2002, approximately 1,400,000 Shares remain available for awards under the Existing Plan. On April 25, 2002, the Board of Directors of the Company decided to amend and restate the Existing Plan, subject to the approval of the Company's shareholders, to (i) expand the individuals who are eligible to participate in the Existing Plan to include employees, employee-directors, and consultants to the Company, (ii) increase the number of Shares of available for awards under the Existing Plan by a total of 600,000 Shares, and (iii) expand the types of awards that may be granted under the Existing Plan to include Incentive Stock Options, Phantom Stock Units and Performance Share Units. On April 25, 2002, the Existing Plan was renamed the Foamex International Inc. 2002 Stock Award Plan ("2002 Plan").

         The  2002  Plan  is  being  submitted  to  stockholders  in view of the
Company's desire that awards granted under the 2002 Plan qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the 2002 Plan is not approved by the shareholders, awards granted under it will be of no force and effect.

         Purpose. The purpose of the 2002 Plan is to provide a means through which the Company and its affiliates may attract capable persons to enter and remain in the employ of the Company and affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its affiliates and promoting an identity of interest between stockholders and these employees. The number of persons expected to participate is approximately 100.

         Administration. The 2002 Plan will be administered by the Compensation and Organization Committee of the Board of Directors (the "Compensation Committee"). It is intended, but not required, that the directors appointed to serve on the Compensation Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and "Outside Directors" within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and Section 162(m) are applicable; however, the fact that a Compensation Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award which is otherwise validly made under the 2002 Plan. The members of the Compensation Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the terms of the 2002 Plan, the Compensation Committee shall have authority to grant awards, to determine the number of Shares for which each award shall be granted and to determine any terms and conditions pertaining to the exercise or to the vesting of each award; provided, however, that the Compensation Committee may, in its sole discretion, accelerate the vesting of any award granted under the 2002 Plan. The Compensation Committee shall have full power to construe and interpret the 2002 Plan and any award agreement executed pursuant to the 2002 Plan and to establish, amend, suspend or waive any rules for the proper administration of the 2002 Plan. The determination of the Compensation Committee on all matters relating to the 2002 Plan or any award agreement shall be conclusive.

         Eligibility. Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates shall be eligible to be designated a participant under the 2002 Plan. The Compensation Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the 2002 Plan. Subject to certain exceptions described below.

         Number of Shares Authorized. A maximum of 2,100,000 aggregate Shares are available for granting awards under the 2002 Plan; provided, however, that only 500,000 of such Shares shall be available for awards of performance share units, restricted stock, phantom share units and stock bonuses. In no event may the aggregate number of Shares with respect to which options and SARs are granted under the 2002 Plan to any individual exceed 750,000 in any one calendar year. The number of Shares with respect to performance share units, restricted stock, phantom share units and stock bonuses may be granted to any individual under the 2002 Plan is limited to 200,000 Shares in any one calendar year. As described more fully in the 2002 Plan, if an award expires or terminates for any reason prior to the holder of such award receiving any economic benefit therefrom, the number of Shares previously subject to but not delivered under such award shall be available to be awarded thereafter. As of the Record Date, the closing price of one Share was $8.70.

         If the Compensation Committee determines that certain corporate transactions or events (as described in the 2002 Plan), such as a stock split, affect the Shares such that an adjustment is determined by the Compensation Committee in its discretion to be consistent with such event and necessary or equitable to carry out the purposes of the 2002 Plan, the 2002 Plan provides the Compensation Committee with the discretion to appropriately adjust (a) the maximum number of Shares and the classes or series of Common Stock which may be delivered pursuant to the 2002 Plan, (b) the number of Shares and the classes or series of Common Stock subject to outstanding awards, (c) the price per share of all Common Stock subject to outstanding award, and (d) any other provisions of the 2002 Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding award as nearly as practicable, equivalent to such award immediately prior to such change and (ii) no such adjustment shall give any participant any additional benefits under any outstanding award. In addition, upon the occurrence of certain corporate events or transactions (as described in the 2002 Stock Plan), such as a merger, consolidation, or reorganization, the Compensation Committee may, in its discretion and upon at least 10 days prior notice to the participants, cancel all outstanding awards and pay the holders thereof the value of such awards in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such awards immediately prior to the consummation of such corporate event or transaction.

         Terms and Conditions of Awards. Under the 2002 Plan, the Compensation Committee may grant awards of nonqualified stock options ("NSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares units, restricted stock awards, phantom stock units, stock bonus awards, or any combination of the foregoing.

         Options. An option granted under the 2002 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of Shares at the price specified in the award agreement. Options granted under the 2002 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the 2002 Plan, as may be determined by the Compensation Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the 2002 Plan shall be 10 years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder).

         The price per share of Common Stock paid by the participant shall be determined by the Compensation Committee at the time of grant but shall not be less than 100 percent of the fair market value of one Share on the date the option is granted (or no less than 110% of such fair market value in the case of an ISO granted to an employee who is a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares (at their fair market value on the date of exercise) which have been held by the participant for at least six months, have been purchased on the open market, through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine. The Compensation Committee may also establish rules permitting the deferral of Shares upon the exercise of options for tax planning purposes.

       SARs. A SAR is a contractual right that allows a participant to receive, either in the form of cash, Shares or any combination of the foregoing, the appreciation, if any, in the value of a Share over a certain period of time. An option granted under the 2002 Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The Compensation Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs shall become exercisable, transferable and expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Compensation Committee and reflected in the award agreement.

       Performance Share Unit Awards. The Compensation Committee is authorized to establish a performance share program to be effective over a designated period of time (an "award period") to be determined by the Compensation Committee in its discretion. At the beginning of each award period the Compensation Committee shall establish performance goals for the award period. The Compensation Committee shall also determine the participants who shall be eligible to receive an award of performance share units and the number of performance share units each participant is eligible to receive. At the completion of the award period, or at other times as specified by the Compensation Committee, the Compensation Committee shall determine the number of Shares earned with respect to each participant's performance share unit award by multiplying the number of performance share units granted to the participant by the performance factor representing the decree of attainment of the performance goals. Performance share unit awards shall be payable in the form of Shares, provided that the Compensation Committee may, in its discretion, provide for payment in the form of cash if requested by a participant. During an award period, the Compensation Committee may equitably adjust the performance goals to reflect extraordinary or non-recurring corporate events, or any significant changes in the accounting rules, tax laws or other laws or regulations that affect the calculation of the performance goals. With respect to an award of performance share units that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the timing, establishment and adjustment of performance goals shall be implemented by the Compensation Committee in a manner designed to preserve the treatment of such awards as "performance-based compensation" for purposes of Section 162(m) of the Code.

       Restricted Stock. An award of restricted stock is a grant of Shares at price determined by the Compensation Committee, which may be zero. The grant or the vesting of an award of restricted stock may be conditioned upon service to the Company or its affiliates or the attainment of performance goals or other factors, as determined in the discretion of the Compensation Committee. The Compensation Committee may, in its discretion, provide for the lapse of restrictions imposed upon an award of restricted stock. Holders of an award of restricted stock will have, with respect to the restricted stock granted, all of the rights of a stockholder of the Company, including the right to vote and to receive dividends. With respect to an award of restricted stock which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the timing, establishment and adjustment of performance goals shall be implemented by the Compensation Committee in a manner designed to preserve the treatment of such award as "performance-based compensation" for purposes of
Section 162(m) of the Code.

       Phantom Stock Units. The Compensation Committee is authorized to award phantom stock units to participants. The Compensation Committee shall establish the terms, conditions and restrictions applicable to each award of phantom stock units, including the time or times at which phantom stock units shall be granted or vested and number of units to be covered by each award. The terms and conditions of each phantom stock award shall be reflected in a phantom stock unit agreement. Each phantom stock unit (representing one Share) awarded to a participant shall be credited with an amount equal to the cash dividends paid by the Company in respect of one Share ("dividend equivalents"). At the discretion of the Compensation Committee, dividend equivalents may either be paid currently to the participant or withheld by the Company for the participant's account and interest shall be credited on such dividend equivalents withheld at rate to be determined by the Compensation Committee. Upon expiration of the vesting period with respect to any phantom stock units covered by a phantom stock award the Company shall deliver to the participant or his beneficiary one Share for each phantom stock unit with respect to which the vesting period has expired and cash equal to the dividend equivalents credited to such phantom stock unit and any interest accrued thereon; provided, however, if the phantom stock unit award agreement so provides, the Compensation Committee may, in its discretion, elect settle an award in the form of cash, Shares or any combination of the foregoing. With respect to an award of phantom stock units which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the timing, establishment and adjustment of performance goals shall be implemented by the Compensation Committee in a manner designed to preserve the treatment such of award as "performance-based compensation" for purposes of Section 162(m) of the Code.

       Stock Bonus Awards. The Compensation Committee may, in its discretion, grant an award of unrestricted Shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee in its sole discretion may decide. A stock bonus award shall be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions.

       Performance Criteria. The Compensation Committee may, in its discretion, condition the vesting of any award granted under the 2002 Plan on the satisfaction of certain performance goals. To the extent an award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance goals shall be established by the Compensation Committee with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more affiliates, divisions or operations of the
Company: (i) market value, (ii) book value, (iii) earnings per share, (iv) market share, (v) operating profit, (vi) net income, (vii) cash flow, (viii) return on capital, (ix) return on assets, (x) return on equity, (xi) margins,
(xii) shareholder return, (xiii) sales or product volume growth, (xiv) productivity improvement, (xv) costs or expenses, (xvi) net debt reduction,
(xvii) earnings before depreciation, amortization, interest and taxes, (xviii) unit volume, (xix) net sales, or (xx) balance sheet measurements.

       Effective of Termination of Employment or Service. With respect to options, unless the applicable award agreement provides otherwise, if prior to the end of the term of the option, the participant undergoes a "normal termination" (as defined in the 2002 Plan), the option shall expire on the earlier of the last day of the option term or the date that is three months after the date of such normal termination. If a participant's employment or service with the Company and its affiliates terminates on account of death or "disability" (as defined in the 2002 Plan), the option shall expire on the earlier of the last day of the term or the date that is 12 months after the date of such termination. If a participant ceases employment or service with the Company and its affiliates for reasons other than normal termination, death or disability, the option shall expire immediately upon such cessation of employment or service. With respect to an award of restricted stock or phantom stock units, unless the applicable award agreement provides otherwise, in the event a participant terminates his employment with or service to the Company and its affiliates during a restricted period, that portion of the award with respect to which restrictions have not expired shall be completely forfeited.

       Transferability. Subject to the following paragraph, each award may be exercised during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the 2002 Plan.

       Notwithstanding the foregoing, the Compensation Committee may, in its discretion, provide that awards granted under the 2002 Plan may be transferred by a participant without consideration to certain Permitted Transferees (as defined in the 2002 Plan), pursuant to the terms of the 2002 Plan and subject to such rules as the Compensation Committee may adopt to preserve the purposes of the 2002 Plan.

       Amendment. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or any portion thereof at any time; provided, that no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement and provided, further, that no such action that would impair any rights under any previous award shall be effective without the consent of the person to whom such award was made. In addition, the Compensation Committee is authorized to amend the terms of any award granted under the 2002 Plan, provided that the amendment would not impair the rights of any participant without his consent, and provided, further, that no amendment may (i) reduce the exercise price of an option, nor (ii) cancel an existing option and replace it with a new option (with a lower exercise price) that would result in such option being considered "repriced" for purposes of the Company's proxy statement, or result in the option being accounted for under the variable method of accounting, without shareholder approval of such amendment.

       Federal Income Tax Consequences.

       The following summary of the federal income tax consequences of the grant and exercise of awards under the 2002 Plan and the disposition of Shares purchased pursuant to the exercise of such awards is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 2002 Plan.

       Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying shares over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. The Participant's tax basis in the underlying Shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant's holding period for Shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.

       Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

       The Code requires that, for ISO treatment, Shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of initial exercise or the amount realized on the subsequent disposition of the Shares, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for Shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess Shares will be treated as a NSO for federal income tax purposes.

       The payment by a participant of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Shares to the Company, and the Shares received by the participant, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of the Shares received by the participant in excess of the number of Shares surrendered to the Company will be taxable to the participant. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary income is realized.

       SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will have taxable compensation equal to the full amount of such payment. If the participant receives Shares upon the exercise of a SAR, the participant will have ordinary taxable income equal to the difference between the fair market value of the Shares on the date of exercise and the amount paid for such Shares. In either case, the amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant received Shares upon the exercise of the SAR the participant's tax basis in the underlying Shares will be equal to the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant's holding period for Shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.

         Performance Share Units. A participant will not be subject to tax upon the grant of a performance share unit award. Upon the delivery of Shares pursuant to a performance share unit award, the participant will have taxable compensation equal to the difference between the fair market value of the number of Shares subject to the award on the date the award is settled over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to
Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant's holding period for Shares acquired pursuant to the settlement of a performance share unit award will begin on the date the participant receives the Shares. If the participant receives a cash payment in settlement of his performance share unit award, the full amount of such cash payment will taxable compensation to him. In either case, the amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

         Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the Shares on that date over the amount the participant paid for such Shares, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant.
(Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

        Phantom Stock Units. A participant will not be subject to tax upon the grant of a phantom stock unit award. On the date the participant receives Shares pursuant to a phantom stock unit award, the participant will have taxable compensation equal to the difference between the fair market value of the Shares on that date over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

         Stock Bonus. A participant who is granted a stock bonus award of Shares which are transferable or are not subject to a substantial risk of forfeiture will recognize ordinary taxable income equal to the difference between the fair market value of the Shares on the date of grant over the amount the participant paid for such Shares. The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

         In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under the "performance-based compensation" exception if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of two or more outside directors. The 2002 Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

         With respect to awards of performance share units, restricted stock and phantom stock units, in order to satisfy the "performance-based compensation" exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be grated pursuant to a shareholder approved plan containing a specified limit on the number of shares a participant may receive within a certain time period or periods. The 2002 Plan is designed to permit awards of performance share units, restricted stock and phantom stock units to qualify under the "performance-based compensation" exception to Section 162(m) of the Code.

       New Plan Benefits. Because awards to be granted in the future under the 2002 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received under the 2002 Plan by the Company's directors, officers, employees or service providers.

       The Board of Directors unanimously recommends a vote "FOR" the proposal to amend and restate the Existing Plan and therefore to approve the Foamex International Inc. 2002 Stock Award Plan.


                      RATIFICATION OF INDEPENDENT AUDITORS

       The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP as independent auditors of the Company for 2002. Deloitte & Touche LLP has examined the accounts of the Company since 2001. If the stockholders do not ratify this appointment, the Board will consider other independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have the opportunity to make a statement if they so desire. Information concerning Deloitte & Touche LLP is included in Appendix B.

       The Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as independent auditors.

                          SHARE INVESTMENT PERFORMANCE

       The following graph compares the cumulative total stockholder returns on the Common Stock based on an investment of $100 on December 31, 1996, after the close of the market on (i) December 31, 1997; (ii) December 31, 1998; (iii) December 31, 1999; (iv) December 31, 2000; and (v) December 31, 2001, against the Standard & Poor's Index ("S&P 500") and an industry peer group consisting of the following companies: Armstrong World Industries, Inc., Leggett & Platt, Inc. and Sealed Air Corporation.

       [OBJECT OMITTED]

                                                                  Cumulative Total Return
                                 12/96           12/97           12/98           12/99           12/00           12/01
FOAMEX INTERNATIONAL I          100.00           65.91           75.30           50.58           32.71           49.29
S&P 500                         100.00          113.36          171.47          207.56          188.66          166.24
Peer Group                      100.00          123.90          114.76          104.27           68.05           87.49

       FILINGS UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes of ownership with the SEC and the NASDAQ National Market System, Inc. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and greater than 10% beneficial owners, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% owners were complied with, except for the late filings of Form 4's filed on behalf of Mr. Cogan, Mr. Chorman and Mr. Televantos.

                         STOCKHOLDER PROPOSALS FOR 2003

       Any proposals intended to be presented to stockholders at the Company's 2003 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement for such Annual Meeting by January 8, 2003. Such proposals must also meet other requirements of the rules of the SEC relating to stockholders' proposals and the requirements set forth in the Company's By-Laws.

       Pursuant to the By-Laws, stockholders proposing business, including nominees to the Board of Directors, to be brought before the Annual Meeting must deliver written notice thereof to the Secretary of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting. The stockholder's notice must contain a brief description of the business and reasons for conducting the business at an annual meeting, the name and address of the stockholder making the proposal, and any material interest of the stockholder in the business. The stockholder is also required to furnish a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business.

                                 OTHER BUSINESS

       It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors and the proposals described herein, and the Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

       Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000. The Company has agreed to engage Mellon Investor Services LLC for $6,500 plus expenses, to assist in soliciting proxies.

        It is important the proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope, or vote by telephone or the Internet, according the instructions on the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ Gregory J. Christian

                                          Gregory J. Christian
                                          April 30, 2002

                                   APPENDIX A

                             AUDIT COMMITTEE REPORT

       The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

       In this context, the Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for the three years ended December 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the independent auditors' provision of non-audit services (see Appendix B) to the Company is compatible with the auditors' independence.

       Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements for the three years ended December 31, 2001 be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

       Members of the Audit Committee

                  Raymond E. Mabus, Chair
                  Virginia A. Kamsky
                  Steven B. Sharpe

                                   APPENDIX B

                       INDEPENDENT AUDITORS FEE DISCLOSURE


         Fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Deloitte and Touche LLP aggregated $10,284,000 and consisted of the following:

         Audit Fees                                   $  3,807,000  (a)
                                                      ============

         Financial Information Systems Design
              And Implementation Fees                         None

         Audit Related Fees                           $  5,287,000  (b)

         Other Fees                                      1,190,000  *
                                                      ------------

         All Other Fees                               $  6,477,000
                                                      ============


(a) Audit fees include the examination of the Company's financial statements as of December 31, 2001 and for the year then ended and the performance of quarterly reviews for 2001.

(b) Audit related fees include an audit of the Company's financial statements as of September 30, 2001 and for the nine months then ended, assistance with certain regulatory filings, audits of Company benefit plans and consultations on the application of GAAP.

* The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                        CHANGE IN INDEPENDENT ACCOUNTANTS

       On June 29, 2001, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the adjournment of the Annual Meeting and resignation of the independent accountants, as reported in a press release on June 28, 2001. On July 6, 2001, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K/A that included the required disclosures concerning the resignation of the independent accountants. Disclosures included in the Form 8-K/A are included below.

       On June 28, 2001, Foamex International Inc. (the "Company") was informed by its independent accountant, PricewaterhouseCoopers LLP ("PwC") that it resigned, effective immediately.

       Except as described in the following three paragraphs, the reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles:

       For the year ended December 31, 2000, the Report of Independent Accountants, dated March 30, 2001, included an explanatory paragraph regarding the Company's financial debt covenants, with which the Company must comply on a quarterly basis.

       For  the  year  ended  December  31,  1999,  the  Report  of  Independent
Accountants, dated March 10, 2000, was modified as to the existence of substantial doubt about the Company's ability to continue as a going concern.

       For the year ended December 31, 1999, the Report of Independent Accountants, dated March 10, 2000, was also modified to indicate that PwC was unable to review the quarterly data within the year ended December 31, 1998, in accordance with standards established by the American Institute of Certified Public Accountants.

       The Company has authorized PwC to respond fully to any successor independent accounting firm regarding PwC's audit of the Company's financial statements, the reportable events discussed below and PwC's resignation.

       In connection with its audits for the two most recent fiscal years and through June 28, 2001, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

       During the two most recent fiscal years and through June 28, 2001, there have been no reportable events, except as disclosed below (as defined in Regulation S-K Item 304(a)(1)(v)):

       On August 5, 1999, PwC informed the Audit Committee that as stated in its letter dated August 2, 1999, PwC was unable to and did not complete timely reviews of the Company's interim financial statements for the first and second calendar quarters of the year ended December 31, 1999, or for the first six month period then ended because it believed that the Company's internal controls for the preparation of interim financial information, did not provide an adequate basis to enable it to complete such reviews. For the same reason, PwC also did not complete a timely review of the Company's interim financial statements for the third calendar quarter of the year ended December 31, 1999, or for the nine month period then ended.

       On August 5, 1999, PwC also reiterated to the Audit Committee that the Company conduct a thorough review of its internal controls. PwC's letter dated August 2, 1999, which was also discussed with the Audit Committee on August 5, 1999, set forth PwC's views on the principal aspects of the control review and its continued view of the importance and urgency that the Company must act to improve its controls. Accordingly, the Company initiated a comprehensive internal control review, which was conducted by the internal audit department of the Company. Following completion of the internal control review, corrective actions were initiated in the fourth quarter of 1999. A follow-up review was conducted in the third quarter of 2000.

       For the year ended December 31, 1999, PwC issued to the Audit Committee a Report to Management, dated May 24, 2000. The Report to Management included the following:

          o The need for significant improvement in the control environment at the Company's Mexican operations.
          o    The  need  for  standardized   reporting   practices  of  foreign
               operations to the Company's corporate accounting department.
          o    The need for  comprehensive  analysis of the financial results of the Company on a quarterly basis.
          o Improved inventory reporting, including increased utilization of automated systems.
          o An information technology ("IT") steering committee should be established to develop a comprehensive IT strategy, including an enterprise-wide security program.

       In February and March 2001, PwC reported to the Audit Committee the following for the year ended December 31, 2000:

          o The role of the Executive Committee of the Board of Directors was not clearly defined and minutes of its meetings were not prepared.
          o Executive management did not have oversight responsibility for foreign operations.
          o The Chief Financial Officer position was not permanently filled for an extended period.
          o The Asian joint venture operations of the Company require significant improvement in the timeliness of the reporting process.
          o The financial closing, reporting and analysis process needs improvement.
          o The accounting staff requires additional professional development and consideration should be given to additional staffing.
          o Financial reporting and related support systems need to be upgraded.

       The Company requested that PwC provide a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of the letter, dated July 6, 2001, is included below.

--------------------------------------------------------------------------------

July 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Foamex International Inc., Foamex L.P., and Foamex Capital Corporation ("Companies") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A as part of the Companies' Form 8-K/A report dated June 28, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP

                                   APPENDIX C

                 Foamex International Inc. 2002 Stock Award Plan
                        (Effective as of April 25, 2002)

1.       Purpose

The Company has decided to amend and restate the Foamex International Inc. Non-Employee Directors Compensation Plan (the "Existing Plan") to (i) expand the individuals who are eligible to participate in the Existing Plan to include employees, employee-directors, and consultants to the Company, (ii) increase the number of shares of Common Stock that are available for Awards under the Existing Plan, and (iii) expand the types of awards that may be granted under the Existing Plan to include Incentive Stock Options, Phantom Stock Units and Performance Share Units. As of the Effective Date, the Existing Plan will be renamed the Foamex International Inc. 2002 Stock Award Plan.

The purpose of the Foamex International Inc. 2002 Stock Award Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these employees.

So that the appropriate incentive can be provided, the Foamex International Inc. 2002 Stock Award Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Units, Performance Share Units and Stock Bonuses, or any combination of the foregoing.


2.       Definitions

The following definitions shall be applicable throughout the Plan.

              (a) "Affiliate" means (i) any entity that directly or indirectly is controlling, controlled by, or is under common control with the Company and
(ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

              (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.

              (c) "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

              (d) "Board" means the Board of Directors of the Company.

              (e) "Cause" means the Company or an Affiliate having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or and Affiliate, (iii) the Participant having been convicted of, or pleaded guilty or no contest to, a felony, or (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors.

              (f) "Code" means the Internal Revenue Code of 1986, as amended.

              (g) "Committee" means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, however, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

              (h) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

              (i) "Company" means Foamex International Inc.

              (j) "Date of Grant"  means  the date on which the  granting  of an
Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

              (k) "Disability" means, unless in the case of a particular Award, the applicable Award Agreement states otherwise, entitled to receive benefits under the long-term disability plan of the Company, a Subsidiary or Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

              (l) "Effective Date" means April 25, 2002.

              (m) "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

              (n) "Eligible Person" means any (i) individual regularly employed by the Company, a Subsidiary or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company, a Subsidiary or Affiliate or (iii) consultant or advisor to the Company, a Subsidiary or Affiliate who is entitled to participate in an "employee benefit plan" within the meaning of 17 CFR ss. 230.405 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities).

              (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (p) "Fair Market Value, on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

              (q) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code.

              (r) "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

              (s) "Normal Termination" means termination of employment or service with the Company and all Affiliates:

                        (i) on account of retirement (with the Company's or an affiliate consent), provided the Participant is eligible for retirement benefits under the Company's principal defined benefit pension plan; or

                        (ii) by the Company, a Subsidiary or Affiliate without Cause.

              (t) "Option" means an Award granted under Section 7.

              (u) "Option Period" means the period described in Section 7(c).

              (v) "Option Price" means the exercise price for an Option as described in Section 7(a).

              (w) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to
Section 6.

              (x) "Performance Goals" means the performance objectives of the Company or Affiliate during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period. To the extent an Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, divisions or operations of the Company:

                        (i) market value
                        (ii) book value
                        (iii) earnings per share
                        (iv) market share (v) operating profit
                        (vi) net income
                        (vii) cash flow
                        (viii) return on capital
                        (ix) return on assets
                        (x) return on equity
                        (xi) margins
                        (xii) shareholder return
                        (xiii) sales or product volume growth
                        (xiv) productivity improvement
                        (xv) costs or expenses
                        (xvi) net debt reduction
                        (xvii) earnings before interest, taxes, depreciation and
                              amortization
                        (xviii) unit volume
                        (xix) net sales; or
                        (xx) balance sheet measurements.

              (y) "Performance Share Unit" means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under
Section 9.

              (z)  "Phantom   Stock  Unit"  means  a   hypothetical   investment
equivalent to one share of Stock granted in connection  with an Award made under
Section 10.

              (aa) "Plan" means this Foamex International Inc. 2002 Stock Award Plan.

              (bb) "Restricted Period" means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in
Section 10.

              (cc)   "Restricted   Stock"   means  shares  of  Stock  issued  or
transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 10.

              (dd) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 10.

              (ee) "Securities Act" means the Securities Act of 1933, as amended.

              (ff) "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

              (gg) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

              (hh) "Stock Bonus" means an Award granted under Section 11.

              (ii) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

              (jj) "Strike Price" means, in respect of an SAR, (i) in the case of an SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of an SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

              (kk) "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

              (ll)  "Vested  Unit"  shall have the meaning  ascribed  thereto in
Section 10(e).

3.       Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. The effectiveness of the Plan and the validity and exercisabilty of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of
Section 162(m) of the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.
The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.       Administration

The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

              (a) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other securities, other Options, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

              (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

              (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.       Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

              (a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be made under the Plan is 2,100,000 shares; provided, however, that only 500,000 of such shares shall be available for Awards of Restricted Stock, Phantom Stock Units, Performance Share Units and Stock Bonuses;

              (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any "benefit" in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

              (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company; and

              (d) Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 750,000 shares of Stock; provided that such number shall be adjusted pursuant to Section 13, and shares otherwise counted against such number, only in a manner which will not cause Options or SARs granted under the Plan to fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

              (e) Subject to Section 13, no person may be granted an award of performance share units, restricted stock, phantom stock units or stock bonuses during any calendar year with respect to more than 200,000 shares of Stock; provided that number shall be adjusted pursuant to Section 13, and shares otherwise counted against such number shall be counted only in a manner which will not cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

6.       Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.       Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

              (a) Option Price. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant

              (b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash or by any other method as the Committee may allow, including, but not limited to, (i) payment in the form shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option, (ii) in other property having a fair market value on the date of exercise equal to the Option Price, or (iii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price.

              (c) Vesting, Option Period and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Stock Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

                        (i) If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Participant until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

                        (ii) If (A) the Participant dies prior to the end of the Option Period and while still in the employ or service of the Company, a Subsidiary or an Affiliate, or within three months following a Normal Termination, or (B) the Participant's employment or service with Company, a Subsidiary or an Affiliate is terminated on account of Disability, then the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of the Participant's death or termination of employment on account of Disability. In such event, the Option shall remain exercisable by the Participant's legal guardian or representative or the person or persons to whom the Participant's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Participant at the time of death.

                        (iii) If the Participant ceases employment or service with the Company and all Affiliates for reasons other than a Normal Termination, death or Disability, the Option shall expire immediately upon such cessation of employment or service.

              (d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

                        (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

                        (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

                        (iii) Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

                        (iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

                        (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Participant shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the
         Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                        (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Participant to notify the Company in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.

              (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a

Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

              (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.       Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

              (a) Vesting, Transferability and Expiration. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of any such SAR other than with respect to exercisability.

              (b) Automatic exercise. If on the last day of the Option Period (or in the case of an SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

              (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

              (d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the date of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

              (e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.       Performance Shares

              (a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. At the beginning of each Award Period, the Committee will establish in writing Performance Goals for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive such an Award. Performance Share Units shall vest in such manner as determined by the Committee; provided, however, that notwithstanding any vesting criteria set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Performance Share Unit Award, which acceleration shall not affect the terms and conditions of any such other than with respect to vesting. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

              (b) Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant's Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

              (c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

              (d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

              (e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or to reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

              (f) Applicability of Section 162(m). With respect to Awards of Performance Shares intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, this Section 9 (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Committee in a manner designed to preserve such Awards as such "performance-based compensation."

10.      Restricted Stock Awards and Phantom Stock Units

              (a) Award of Restricted Stock and Phantom Stock Units.

                    (i) The  Committee  shall  have the  authority  (1) to grant
         Restricted Stock and Phantom Stock Unit Awards to Eligible Persons, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant: provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock or Phantom Unit Award, which acceleration shall not affect the terms and conditions of any such Restricted Stock or Phantom Unit Award other than with respect to vesting.

                    (ii) The Participant of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends stock dividends.

                    (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant.

                    (iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Each Phantom Stock Unit (representing one share of Stock) awarded to a Participant shall be credited with an amount equal to the cash dividends paid by the Company in respect of one share of Stock ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Phantom Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Phantom Stock Unit and, if such Phantom Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

              (b) Restrictions.

                    (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in Section 10(d) and the applicable Award agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                    (ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted
         Period, to the extent provided in Section 10(d) and the applicable Award agreement, and to the extent such Phantom Stock Units are forfeited, all rights of the Participant to such Phantom Stock Units shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

                    (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

              (c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee; provided, however, that notwithstanding the schedule established by the Committee, the Committee may in its sole discretion accelerate the date or dates on which the Restricted Period shall lapse, which acceleration shall not affect the terms and conditions of any such Restricted Stock or Phantom Unit Award other than with respect to vesting.

              (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Participant terminates employment or service with the Company and all Affiliates during a Restricted Period, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited.

              (e) Delivery of Restricted Stock and Settlement of Phantom Stock Units.

                    (i) Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any.

                    (ii) Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

              (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

                  Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Foamex International Inc. 2002 Stock Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of _____________, between Foamex International Inc. and __________________. A copy of such Agreement is on file at the offices of Foamex International Inc.

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

              and (g) Applicability of Section 162(m). With respect to Awards of Restricted Stock and Phantom Stock Units intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in
Section 9 as an additional condition to the vesting and payment of such Awards.

11.      Stock Bonus Awards

The Committee may issue unrestricted shares of Stock under the Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Stock Bonus Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Stock Bonus Awards.

12.      General

              (a) Additional Provisions of an Award. Awards to a Participant under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the
Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

              (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

              (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange
Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

              (d) Tax Withholding.

                    (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and are hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                    (ii) Without limiting the generality of clause (i) above, if so provided in an Award agreement, a Participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by delivery of shares of Stock owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months or purchased on the open market) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

              (e) Claim to Awards and Employment Rights. No employee of the Company, a Subsidiary or Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

              (f) Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the Beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

              (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

              (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability
(including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

              (i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

              (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

              (k) Nontransferability.

                    (i) Each Award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, a Subsidiary or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                    (ii) Notwithstanding the foregoing, the Committee may in the applicable Award agreement or at any time after the Date of Grant in an amendment to an Award Agreement provide that Options which are not intended to qualify as Incentive Stock Options may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

                    (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

                    (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

                    (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

                    (D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or
                         (b) as provided in the applicable Award agreement;

         (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award agreement evidencing the Option.

                    (iii) The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award agreement to an optionee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of termination of the Participant's employment by, or services to, the Company, a Subsidiary or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

              (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

              (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

              (n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

              (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

              (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

              (q) Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

              (r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.      Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this
Section 13 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing Options or SARs granted under the Plan to fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
Notwithstanding the above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C.   The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,




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

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash, stock, other property, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this
Section 13 may be varied by the Committee in any particular Award agreement.

14.      Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.      Amendments and Termination

          (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent Options or SARs granted under the Plan from failing to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

          (b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any Option, and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower exercise price) in a manner which would either (A) be reportable on the Company's proxy statement as Options which have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the "variable" method for financial statement reporting purposes.

*       *       *

As adopted by the Board of Directors of
Foamex International Inc. as of April 25, 2002.













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